Exhibit 99.1

Immuneering Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Updates

- 64% overall survival observed at 12 months in ongoing Phase 2a trial of atebimetinib + mGnP in first-line pancreatic cancer patients, well above the standard of care benchmark from GnP of 35% overall survival;
On track for expanded pancreatic cancer cohort data readout in first half of 2026 -

- On track to dose first patient in pivotal Phase 3 MAPKeeper 301 trial of atebimetinib + mGnP in patients with first-line metastatic pancreatic cancer in mid-2026 -

- Dosing in Phase 2 trial of atebimetinib + Libtayo® in patients with first-line RAS-mutant non-small cell lung cancer expected to begin in second half of 2026 -

- Ended 2025 with $217 million in cash, cash equivalents and marketable securities with anticipated runway into 2029 -

NEW YORK, March 6, 2026—Immuneering Corporation (Nasdaq: IMRX), a late-stage clinical oncology company focused on keeping cancer patients alive and helping them thrive, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided business updates.

“2025 was a transformative year for Immuneering. We reported 64% overall survival at 12 months in first-line pancreatic cancer patients treated with atebimetinib + mGnP, well above the benchmark for GnP standard of care. We designed atebimetinib with three mechanisms well-established to improve survival, and we believe these survival gains are driven by atebimetinib shrinking tumors durably with less resistance, preserving body mass by countering cachexia, and minimizing side effects to maximize combinability and performance status," said Ben Zeskind, Ph.D., Chief Executive Officer of Immuneering. “We also made rapid progress in preparation for our pivotal Phase 3 trial in first-line pancreatic cancer patients, MAPKeeper 301, having secured alignment with both the FDA and EMA on our trial design, and we are on track to dose the first patient mid-year. With cash runway expected into 2029, uniquely encouraging clinical data, and a solid pipeline, we are strongly positioned to deliver on our mission to help patients live longer and feel better.”

Recent Corporate Highlights

•Reported 64% Overall Survival at 12 Months in First-Line Pancreatic Cancer Patients Treated with Atebimetinib + mGnP: In January, the Company announced positive updated survival and safety data from its ongoing Phase 2a trial of atebimetinib in combination with mGnP in first-line pancreatic cancer patients (N=34), with 13.4 months median follow up. Immuneering reported 64% overall survival (OS) observed at 12 months as of the December 15, 2025 data cutoff date. Atebimetinib (320mg dosed once daily) + mGnP was observed to demonstrate a favorable tolerability profile, with only two categories of adverse events observed at or above the grade 3 level in more than 10% of patients (neutropenia and anemia, both of which are categories commonly observed with standard of care chemotherapy), in comparison to toxicity profiles for other combinations in the front line pancreatic cancer setting, which demonstrate significantly more grade 3 and higher adverse events. No head-to-head clinical trial has been conducted evaluating atebimetinib and other candidates or products. Differences exist between trial designs, subject characteristics and other factors, and caution should be exercised when comparing data across studies.

•Secured Alignment with FDA and EMA on pivotal Phase 3 Atebimetinib Trial for First-Line Metastatic Pancreatic Cancer Patients: In December, Immuneering announced that it expected to dose the first patient in its planned global pivotal Phase 3 registrational trial, MAPKeeper 301, in first-line pancreatic cancer patients in mid-2026, evaluating atebimetinib (320 mg QD) in combination with modified gemcitabine and nab-paclitaxel (mGnP), compared with gemcitabine and nab-paclitaxel (GnP) alone. The Company remains on track with this guidance. Notably, the Company completed its End-of-Phase 2 (EOP2) interactions with the U.S. Food and Drug Administration (FDA) and received scientific advice from the European Medicines Agency (EMA). Immuneering achieved alignment with both agencies on the key elements of the proposed Phase 3 trial.

•Added to the Nasdaq Biotechnology Index (NBI): On December 22, 2025, Immuneering was added to the Nasdaq Biotechnology Index (Nasdaq: NBI).

Anticipated Near-Term Milestones

Immuneering is planning for several near-term anticipated milestones related to atebimetinib, including:
•Q2 2026: Report updated circulating tumor DNA data on acquired alterations at a major scientific meeting.
•1H 2026: Report updated survival data from over 50 first-line pancreatic cancer patients treated with atebimetinib + mGnP.
•Mid-2026: Dose first patient in pivotal Phase 3 MAPKeeper clinical trial of atebimetinib + mGnP in first-line pancreatic cancer.
•2H 2026: Dose first patient in trial of atebimetinib + Libtayo® in RAS-mutant first-line non-small cell lung cancer.

Fourth Quarter and Full Year 2025 Financial Highlights

•Cash Position: Cash, cash equivalents and marketable securities as of December 31, 2025 were $217.0 million, compared with $36.1 million as of December 31, 2024.

•Research and Development (R&D) Expenses: R&D expenses for the fourth quarter of 2025 were $9.3 million compared to $14.9 million for the fourth quarter of 2024. Full year 2025 R&D expenses were $42.0 million compared to $48.0 million for full year 2024. R&D expenses for the fourth quarter and full year 2025 decreased compared to the same respective periods in 2024, primarily driven by reduced spend related to the Company's product candidate envometinib (IMM-6-415) and certain pre-clinical activities, in addition to decreased personnel related costs. This was partially offset by increased clinical and regulatory consulting resources utilized during the period to support atebimetinib's ongoing development and regulatory readiness activities.

•General and Administrative (G&A) Expenses: G&A expenses for the fourth quarter of 2025 were $4.5 million compared to $3.7 million for the fourth quarter of 2024. Full year 2025 G&A expenses were $17.3 million compared to $16.1 million for full year 2024. G&A expenses for the fourth quarter and full year 2025 increased compared to the same respective periods in 2024, primarily driven by increased employee-related costs and external professional fees, in addition to increased public filing costs associated with the Company's various financing efforts.

•Net Loss: Net loss attributable to common stockholders was $11.6 million, or $0.18 per share, for the quarter ended December 31, 2025, compared to $18.1 million, or $0.58 per share, for the quarter ended December 31, 2024. Net loss attributable to common stockholders for full year 2025 was $56.0 million, or $1.27 per share, compared to $61.0 million, or $2.04 per share, for full year 2024.

2026 Financial Guidance

•Based on cash, cash equivalents and marketable securities as of December 31, 2025, and current operating plans, the Company expects its cash runway to be sufficient to fund operations into 2029.

About Atebimetinib

Atebimetinib is the first in a new category of oral drug candidates, Deep Cyclic Inhibitors (DCIs), designed to improve overall survival by three mechanisms: shrinking tumors durably with less resistance, preserving body mass by countering cachexia, and minimizing side effects to maximize performance status and combinability. Each of these mechanisms has been well established to improve survival in published studies. DCIs challenge the conventional model of sustained or continuous inhibition in oncology. Whereas most therapies are designed for sustained inhibition, driving cancer to adapt and develop resistance so tumors shrink quickly but temporarily, DCIs are designed to pulse faster than tumors can adapt, so tumors shrink slowly but durably. Moreover, DCIs aim to restore full transient signaling to healthy cells, with the goal of leading to fewer adverse events. Atebimetinib targets MEK, a key control point in the MAPK pathway (RAS-RAF-MEK-ERK), which is pathologically activated in a majority of cancers, including approximately 97% of pancreatic cancers. Targeting MEK blocks a broader range of MAPK pathway alterations because it is further downstream, creating the potential for more durable benefit.

About Immuneering Corporation

Immuneering is a late-stage clinical oncology company focused on keeping cancer patients alive and helping them thrive. The Company is developing an entirely new category of cancer medicines, Deep Cyclic Inhibitors, designed to improve overall survival by three mechanisms: shrinking tumors durably with less resistance, preserving body mass by countering cachexia, and minimizing side effects to maximize performance status and combinability. Immuneering’s lead product candidate, atebimetinib, is an oral, once-daily Deep Cyclic Inhibitor of MEK, designed to improve survival across many cancer indications, including MAPK pathway-driven tumors such as pancreatic cancer. The company expects to dose the first patient in mid-2026 in MAPKeeper 301, a globally randomized pivotal Phase 3 trial evaluating atebimetinib in combination with chemotherapy in first-line pancreatic cancer patients. The Company’s development pipeline also includes additional combination opportunities and early-stage programs. For more information, please visit www.immuneering.com.

Forward-Looking Statements

This press release contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: the treatment potential of atebimetinib, alone or in combination with other agents to treat cancer, including modified Gemcitabine/nab-paclitaxel (mGnP) in first-line pancreatic cancer and its potential to deliver overall survival with both durability and tolerability; the ability of the three design mechanisms of atebimetinib to improve overall survival; the timing of commencing dosing in the Phase 3 trial; the ability of atebimetinib + mGnP to deliver a more durable and compounding benefit, including compared to standard of care; the timing, venue and content of future data releases and presentations and for the phase 2 results to continue to trend positively; and the timing for the initiation of additional atebimetinib clinical trial combination arms, including in non-small cell lung cancer.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risks inherent in oncology drug research and development, including target discovery, target validation, lead compound identification, and lead compound optimization; we have incurred significant losses, are not currently profitable and may never become profitable; our projected cash runway; our need for additional funding; our unproven approach to therapeutic intervention; our ability to address regulatory questions and the uncertainties relating to regulatory filings, reviews and approvals; the lengthy, expensive, and uncertain process of clinical drug development, including potential delays in or failure to obtain regulatory approvals; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates, and develop and commercialize our product candidates, if approved; failure to compete successfully against other drug companies; protection of our proprietary technology and the confidentiality of our trade secrets; potential lawsuits for, or claims of, infringement of third-party intellectual property or challenges to the ownership of our intellectual property; our patents being found invalid or unenforceable; costs and resources of operating as a public company; and unfavorable or no analyst research or reports.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2025, and our other reports filed with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contacts:
Courtney Dugan
Cdugan@immuneering.com

Media Contact:
Gina Nugent
gina@nugentcommunications.com

IMMUNEERING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Operating expenses
Research and development	$9,254,626	$14,857,166	$42,048,461	$47,964,388
General and administrative	4,490,776	3,693,672	17,298,241	16,077,746
Amortization of intangible asset	7,317	7,317	29,267	29,267
Total operating expenses	13,752,719	18,558,155	59,375,969	64,071,401
Loss from operations	(13,752,719)	(18,558,155)	(59,375,969)	(64,071,401)

Other income (expense)
Interest income	1,861,044	415,240	3,039,406	2,593,300
Other income, net	311,665	91,430	311,665	441,493
Net loss	$(11,580,010)	$(18,051,485)	$(56,024,898)	$(61,036,608)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.58)	$(1.27)	$(2.04)
Weighted-average common shares outstanding, basic and diluted	64,590,066	31,050,448	44,011,830	29,981,565

Other comprehensive income:
Unrealized gain from marketable securities	81,332	(7,846)	81,332	778
Comprehensive Loss	$(11,498,678)	$(18,059,331)	$(55,943,566)	$(61,035,830)

IMMUNEERING CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$128,645,025	$36,144,720
Marketable securities, current	44,186,244	—
Prepaids and other current assets	3,414,685	3,442,849
Total current assets	176,245,954	39,587,569

Marketable securities, non-current	44,183,186	—
Property and equipment, net	938,481	1,122,865
Goodwill	6,690,431	6,690,431
Intangible asset, net	321,147	350,413
Right-of-use assets, net	3,322,249	3,667,352
Other assets	283,562	1,295,783
Total assets	$231,985,010	$52,714,413

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,542,737	$1,958,536
Accrued expenses	7,842,367	4,973,129
Other liabilities	291,513	233,665
Lease liabilities	397,104	338,438
Total current liabilities	10,073,721	7,503,768

Long-term liabilities:
Lease liabilities, net of current portion	3,427,321	3,824,419
Total liabilities	13,501,042	11,328,187
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at December 31, 2025 and December 31, 2024; 0 shares issued or outstanding at December 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.001 par value, 200,000,000 shares authorized at December 31, 2025 and December 31, 2024; 64,648,230 and 31,050,448 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	64,648	31,050
Class B common stock, $0.001 par value, 20,000,000 shares authorized at December 31, 2025 and December 31, 2024; 0 shares issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	498,658,072	265,650,362
Accumulated other comprehensive income	81,332	—
Accumulated deficit	(280,320,084)	(224,295,186)
Total stockholders' equity	218,483,968	41,386,226
Total liabilities and stockholders' equity	$231,985,010	$52,714,413